EXHIBIT 99.2(K)(2)


                               TRANSFER AGENCY AND
                        STOCK TRANSFER SERVICES AGREEMENT


This Transfer Agency and Stock Transfer Services Agreement (the "Agreement"), effective as of October 1, 2002, by and among each of the U.S. Bancorp Asset Management closed-end investment companies listed on Exhibit A hereto, (each a "Fund" or the "Funds") having a principal office and place of business at 800 Nicollet Mall, Minneapolis, Minnesota (the "Fund"), and EquiServe, Inc., ("EQI") a Delaware corporation, and its fully owned subsidiary EquiServe Trust Company, N.A., ("Trust Company") a federally chartered trust company doing business at 150 Royall Street, Canton, Massachusetts 02021 (collectively, the "Transfer Agent").

      WHEREAS, the Fund desires Transfer Agent to provide, and Transfer Agent is willing to provide, transfer agent and other services as set forth herein to the Fund, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.  APPOINTMENT OF TRANSFER AGENT
            -----------------------------

      1.01 The Fund hereby appoints the Transfer Agent to act as the sole transfer agent and registrar for the common stock of the Fund (the "Shares") in accordance with the terms and conditions hereof, and the Transfer Agent hereby accepts such appointment.

      1.02 In connection with the appointment of the Transfer Agent as transfer agent and registrar for the Fund, the Fund will deliver the following documents to the Transfer Agent:

      (a) Copies of any Registration Statements and amendments thereto filed with the Securities and Exchange Commission;

      (b) Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval;

      (c) Specimens of the signatures of the officers of the Fund authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

     (d) An opinion of counsel for the Fund with respect to:

             (i) The Fund's  organization  and  existence  under the laws of its state of organization;

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             (ii)The status of all Shares of the Fund under the  Securities  Act of 1933, as amended, and any other applicable federal or state statute; and

             (iii) That all issued Shares are, and all unissued  Shares will be, when issued, validly issued, fully paid and nonassessable.

SECTION 2.  STANDARD SERVICES
            -----------------

      2.01  The Transfer Agent will perform the following services:

      In accordance with the procedures established from time to time by agreement between the Fund and the Transfer Agent, the Transfer Agent shall:

            (a) issue and record the appropriate number of Shares as authorized and hold such shares in the appropriate shareholder ("Shareholder") account;

            (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

            (c) prepare and transmit payments for dividends and distributions declared by the Fund, provided good funds for said dividends or distributions are received by the Transfer Agent prior to the scheduled mailing date for said dividends or distributions;

            (d) act as agent for Shareholders pursuant to the Fund's dividend reinvestment plans and any other investment programs as amended from time to time in accordance with the fee and service schedule attached hereto as Exhibit B ("Fee and Service Schedule") and the terms of any agreements relating thereto to which the Transfer Agent is or will be a party; and

            (e) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it and the Fund harmless, absent notice to the Fund and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity.

      2.02 The Transfer Agent shall perform all the customary services of a transfer agent, dividend disbursing agent and an agent of a dividend reinvestment plan and other investment programs as described in Section 2.01 consistent with those requirements in effect as of the date of this Agreement. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in Fee and Service Schedule.

      2.03 The Transfer Agent may provide such additional services to or on behalf of the Fund (e.g., escheatment services) as may be agreed upon in writing between the Fund and the Transfer Agent.

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COMPLIANCE WITH LAWS. The Fund agrees that each of the Trust Company and EQI is obligated to and the Trust Company and EQI agree to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties under this Agreement.

SECTION 3.  FEES AND EXPENSES
            -----------------

      3.01 Fees.

      (a) For the Initial Term, as defined in Section 14.01 hereof, the Fund agrees to pay the Transfer Agent fees for the services performed pursuant to this Agreement as set forth in the Fee and Service Schedule.

      (b) After the Initial Term of the Agreement the fees listed in the Fee and Service Schedule shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.

      (c) Notwithstanding Section 3.01(b) above, fees and the out-of-pocket expenses and advances identified under Section 3.02 below may be changed from time to time as agreed upon in writing between the Transfer Agent and the Fund.

      3.02 Out of Pocket Expenses.

      (a) In addition to the fees paid under Section 3.01 above, the Fund agrees to reimburse the Transfer Agent for out-of-pocket expenses, including, but not limited to, check stock, stationery, envelopes, confirmation production, postage, forms, insurance, telephone usage, facsimile charges, microfilm, microfiche, printing of proxies, expenses incurred attending annual meeting, records storage or advances incurred by the Transfer Agent for the items set out in the Fee and Service Schedule. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Fund will be reimbursed by the Fund.

      (b) All out-of-pocket expenses described in Section 3.02(a) above will be billed as incurred subject to Section 3.03(b), provided, however, that payment for postage expenses and the cost of materials for mailing of dividends, proxies, the Fund reports and other mailings to all Shareholder accounts shall be advanced to the Transfer Agent by the Fund at least seven (7) days prior to the mailing date of such materials.

      (c) The Transfer Agent reserves the right to receive compensation from vendors for services rendered to vendors which relate to services to be provided under this Agreement, to the extent such services rendered reduce the overall costs of the services.

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      3.03 Payment of Fees and Expenses.

      (a) The Fund agrees to pay all fees and reimbursable expenses upon receipt of the respective billing notice. Interest charges will accrue on unpaid balances outstanding for more than forty-five (45) days.

      (b) The failure by the Fund to pay an invoice within 90 days after receipt of such invoice or the failure by the Fund to timely pay three consecutive invoices shall constitute a material breach pursuant to Section 14.02 below. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Fund with 30 days to cure such breach.

      3.04 Services Required by Legislation.

      Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal.

      3.05 Overtime Charges.

      Overtime charges will be assessed in the event of a late delivery to the Transfer Agent of the Fund material for mailings to shareholders unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

      3.06 BANK ACCOUNTS. The Fund acknowledges that the bank accounts maintained by EQI in connection with the Services will be in its name and that EQI may receive investment earnings in connection with the investment at EQI's risk and for its benefit of funds held in those accounts from time to time, within the normal course of business.

   4.  DIVIDEND DISBURSING SERVICES.
       ----------------------------

   4.1 DECLARATION OF DIVIDENDS. Upon receipt of a written notice from the President, any Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Fund declaring the payment of a dividend, EQI shall disburse such dividend payments provided that in advance of such payment, Fund furnishes EQI with sufficient funds. The payment of such funds to EQI for the purpose of being available for the payment of dividend checks from time to time is not intended by Fund to confer any rights in such funds on Fund's Shareholders whether in trust or in contract or otherwise.

     4.2 STOP PAYMENTS. Fund hereby authorizes EQI to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and EQI shall issue and deliver duplicate checks in replacement


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thereof, and Fund shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

    4.3 TAX WITHHOLDING. EQI is hereby authorized to deduct from all dividends declared by a Fund and disbursed by EQI, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.


   5.  SHAREHOLDER INTERNET ACCOUNT ACCESS SERVICES.
       --------------------------------------------


    5.1 SHAREHOLDER INTERNET SERVICES. The Transfer Agent shall provide internet access to each Fund's shareholders through Transfer Agent's web site, equiserve.com ("Shareholder Internet Services"), pursuant to its established procedures ("Security Procedures"), to allow shareholders to view their account information and perform certain on-line transaction request capabilities. The Shareholder Internet Services shall be provided at no additional charge at this time, other than the transaction fees currently being charged for the different transactions as described on the Fee and Service Schedule. The Transfer Agent reserves the right to charge a fee for this service at any time in the future.

       5.2 SCOPE OF TRANSFER AGENT SHAREHOLDER INTERNET SERVICES OBLIGATIONS. Transfer Agent shall at all times use reasonable care in performing Shareholder Internet Services under this Agreement. With respect to any claims for losses, damages, costs or expenses which may arise directly or indirectly from Security Procedures which Transfer Agent has implemented or omitted, Transfer Agent shall be presumed to have used reasonable care if it has followed, in all material respects, its Security Procedures then in effect. Transfer Agent may, but shall not be required to, modify such Security Procedures from time to time to the extent it believes, in good faith, that such modifications will enhance the security of Shareholder Internet Services. All data and information transmissions accessed via Shareholder Internet Services are for informational purposes only, and are not intended to satisfy regulatory requirements or comply with any laws, rules, requirements or standards of any federal, state or local governmental authority, agency or industry regulatory body, including the securities industry, which compliance is the sole responsibility of Fund. The Security Procedures implemented by the Transfer Agent will meet industry standards.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF THE TRANSFER AGENT

      The Transfer Agent represents and warrants to the Fund that:

      6.01 EquiServe Trust Company, N.A. is a federally chartered limited purpose national bank duly organized under the laws of the United States and EquiServe, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware and each has full corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Transfer Agent has been duly


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authorized by all necessary corporate action and constitutes the legal, valid and binding obligation of Transfer Agent enforceable against Transfer Agent in accordance with its terms;

      6.02 The execution, delivery and performance of this Agreement by Transfer Agent will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other party to,
(i) any existing law, ordinance, or governmental rule or regulation to which Transfer Agent is subject, (ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Transfer Agent, (iii) the incorporation documents or bylaws of, or any material agreement to which Transfer Agent is a party; and

      6.03 Transfer Agent has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

SECTION 7.  REPRESENTATIONS AND WARRANTIES OF THE FUND
            ------------------------------------------

      The Fund represents and warrants to the Transfer Agent that:

      7.01 It is a corporation duly organized and existing and in good standing under the laws of the state of incorporation, as defined in Exhibit A attached;

      7.02 It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

      7.03 All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

      7.04 The Shares have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or will be so registered prior to the sale of any Shares, and all appropriate state securities law filings have been made with respect to all Shares of the Fund being offered for sale except for any Shares which are offered in a transaction or series of transactions which are exempt from the registration requirements of the 1933 Act and state securities laws; information to the contrary will result in immediate notification to the Transfer Agent.

      7.05 The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended.


   8.  OPTIONAL SERVICES AND STANDARDS.
       --------------------------------

   8.1   OPTIONAL SERVICES.

   To the extent that Fund elects to engage any entity other than the Transfer Agent ("Client Vendor") to provide the services listed below the Fund shall give the Transfer Agent the Transfer Agent the right of first refusal to provide such services upon same terms and fees as the Client Vendor:

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      (a) Corporate actions (including liquidations, inter alia, odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings).



      In the event that the Client Vendor provides the above services, the Client shall pay the Transfer Agent its standard fees and expenses charged by the Transfer Agent for services rendered to support the above services rendered by the Vendor for the benefit of the Client.

SECTION 9.  INDEMNIFICATION
            ---------------

      9.1 The Transfer Agent shall not be responsible for, and the Fund shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

            (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

            (b) The Fund's lack of good faith, negligence or willful misconduct or the breach of any representation or warranty of the Fund hereunder;

            (c) The reliance or use by the Transfer Agent or its agents or subcontractors of information, records and documents which (i) are received by the Transfer Agent or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Transfer Agent is not the current registrar;

            (d) The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund; and

            (e) The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares; and

            (f) The negotiations and processing of checks, including checks made payable to prospective or existing Shareholders which are tendered to the Transfer Agent for the purchase of Shares (commonly known as "third party checks").

            (g) The reliance or use by the Transfer Agent or its agents or subcontractors of any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons including


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      Shareholders or electronic instruction from Shareholders submitted through the shareholder Internet Services or other electronic means pursuant to Security Procedures established by the Transfer Agent;

      9.02 At any time the Transfer Agent may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and the Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

      9.03 Transfer Agent shall be responsible for and shall indemnify and hold the Fund and its officers, directors and affiliates (including its investment adviser) harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to Transfer Agent's refusal or failure to comply with the terms of this Agreement, or which arise out of Transfer Agent's negligence or willful misconduct or which arise out of the breach of any representation or warranty of Transfer Agent hereunder, for which Transfer Agent is not entitled to indemnification under this Agreement; provided, however, that Transfer Agent's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, other than any liability arising from the Transfer Agent's willful misconduct, is limited to, and shall not exceed, the amounts paid hereunder by the Fund to Transfer Agent as fees and charges, but not including reimbursable expenses, during the three (3) years immediately preceding the event for which recovery from the Transfer Agent is being sought.

      9.04 In order that the indemnification provisions contained in this
Section 9 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The failure of the party seeking indemnification to promptly notify the other party of such assertion, and to keep such other party advised with respect to all developments concerning such claim, shall not relieve such other party of its

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indemnification obligations hereunder except to the extent that it was prejudiced by the failure of the party seeking indemnification to promptly notify such other party of such assertion and to keep such other party advised with respect to all developments concerning such claim. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party. The indemnified party shall in no case confess any claim or make any compromise in any case in which the indemnifying party may be required to indemnify it except with indemnifying party's prior written consent.

SECTION 10. STANDARD OF CARE
            ----------------

      The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within industry standards to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees.

SECTION 11. RESPONSIBILITIES OF THE TRANSFER AGENT
            --------------------------------------

      The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Fund, by its acceptance hereof, shall be bound:

      11.01 Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Fund prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by an officer of the Fund and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

      11.02 The Fund agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out or performing by the Transfer Agent of the provisions of this Agreement.

      11.03 The Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Fund or become pecuniarily interested in any transaction in which the Fund may be interested, or contract with or lend money to the Fund or otherwise act as fully and freely as though it were not appointed as agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Fund or for any other legal entity.

      11.04 No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

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SECTION 12  COVENANTS OF THE FUND AND THE TRANSFER AGENT
            --------------------------------------------

      12.01 The Fund shall furnish to the Transfer Agent the following, if it has not already provided:

            (a) A copy of its Articles of Incorporation and By-Laws;

            (b) Copies of all material amendments to the Fund's Articles of Incorporation or Bylaws made after the date of this Agreement, promptly after such amendments are made; and

            (c) A certificate of the Fund as to the Shares authorized, issued and outstanding, as well as a description of all reserves of unissued Shares relating to the exercise of options, warrants or a conversion of debentures or otherwise.

      12.02 The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

      12.03 The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Fund on and in accordance with its request.

      12.04 The Transfer Agent and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

      12.05 In the event that any requests or demands are made for the inspection of the Shareholder records of the Fund, other than requests for records of shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce or criminal actions), the Transfer Agent will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

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SECTION 13. DATA ACCESS AND PROPRIETARY INFORMATION
            ---------------------------------------

      13.01 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Transfer Agent as part of the Fund's ability to access certain the Fund related data ("the Fund Data") maintained by the Transfer Agent on data bases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed the Fund Data. The Fund agrees to treat all Proprietary Information as proprietary to the Transfer Agent and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

            (a) to access the Fund Data solely from locations as may be designated in writing by the Transfer Agent and solely in accordance with the Transfer Agent's applicable user documentation;

            (b) to refrain from copying or duplicating in any way the Proprietary Information;

            (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

            (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

            (e) that the Fund shall have access only to those authorized transactions agreed upon by the parties; and

            (f) to honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 13.

      13.02 The Fund notifies the Transfer Agent that if any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Transfer Agent arising out of the contents of such third party data,


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including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND
ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      13.03 Notwithstanding anything herein to the contrary, the Transfer Agent represents and warrants that, to the Transfer Agent's knowledge, the Data Access Services do not and will not violate any copyright, proprietary or personal right of others. The Transfer Agent shall indemnify and hold harmless the Fund, its officers, directors, agents and employees, from and against any and all claims, costs and expenses (including reasonable attorney's fees) arising from any claim of infringement by the Data Access Services of any copyright, proprietary or personal right of others; provided, however, that Transfer Agent's aggregate liability during any term of this Agreement with respect to such indemnification is limited to, and shall not exceed, the amounts paid hereunder by the Fund to Transfer Agent as fees and charges, but not including reimbursable expenses, in accordance with Section 3.03.

      13.04 If the transactions available to the Fund include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by the Transfer Agent from time to time.

      13.05 The Transfer Agent agrees to furnish the Fund a copy of the report issued by its certified public accountants pursuant to Rule 17Ad-13 under the 1934 Act as filed with the SEC. The Transfer Agent agrees to furnish the Fund a copy of DST, Inc.'s annual report upon request.

SECTION 14. TERM AND TERMINATION
            --------------------

      14.01 The term of this Agreement shall be for a period commencing October 1, 2002 through September 30, 2005 (the "Initial Term"). After the Initial Term, this Agreement shall be self-renewing from year to year ("Renewal Term"). Unless a terminating party gives written notice to the other party sixty (60) days before the expiration of the Initial Term this Agreement will renew automatically from year to year ("Renewal Term"). Sixty (60) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term. If no new fee schedule is agreed upon, the fees will increase as set forth in SECTION 3.01(B).

      14.02 Either party may terminate this Agreement after written notice to the other if one party has materially breached its obligation under this Agreement, and the breaching party has failed to cure such material breach within thirty (30) calendar days of receipt of such notice.

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      14.03 Should the Fund exercise its right to terminate this Agreement for reasons other than a material breach by the Transfer Agent as provided in
Section 14.02 above, the Fund shall pay the Transfer Agent for all out-of-pocket expenses associated with the movement of records and material. In addition, the Transfer Agent will charge the Fund, together with all other registered management investment companies and real estate investment trusts advised by U.S. Bancorp Asset Management, Inc. which have simultaneously terminated a transfer agency or sub-transfer agency relationship with Transfer Agent, a conversion fee equal to $1,000.00 per company or trust terminated. The charge will cover the coordination of the Transfer Agent's conversion process and the cost of transferring the Fund's records to a successor Transfer Agent or to the Fund, as directed by the Fund, and the Transfer Agent will perform its services in assisting with the transfer of records in a diligent and professional manner.

      14.04 This Agreement may be terminated by either party upon ninety (90) days written notice to the other.

      14.05 RECORDS. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, Transfer Agent will deliver promptly to Fund, in machine readable form on media as reasonably requested by Fund, all Shareholder and other records, files and data supplied to or compiled by Transfer Agent on behalf of Fund.

SECTION 15. ASSIGNMENT
            ----------

      15.01 Except as provided in Sections 15.03 and 15.04 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      15.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

      15.03 The Transfer Agent may, without further consent on the part of the Fund, (i) subcontract for the performance hereof with an EquiServe affiliate duly registered as a transfer agent pursuant to Section 17A( c )(2), or (ii) subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Transfer Agent shall be principally responsible to the Fund for the acts and omissions of any subcontractor without regard to any rights or recourse the Transfer Agent may have against any third party.

SECTION 16. UNAFFILIATED THIRD PARTIES
            --------------------------

      Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

SECTION 17. NOTICES
            -------

      Any notice or communication by the Transfer Agent or the Fund to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Fund:
                  U.S. Bancorp Asset Management
                  800 Nicollet Mall
                  Mail Stop BC-MN_Ho5U
                  Minneapolis, MN  55402
                  Telecopy No.:  (612) 303-1156
                  Attn:  Michael Magnuson

                  If to the Transfer Agent:
                  EquiServe Trust Company, N.A.
                  c/o EquiServe, Inc.
                  150 Royall Street
                  Canton, MA  02021
                  Telecopy No.:  (781) 575-4188
                  Attn:  General Counsel

      The Transfer Agent and the Fund may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

SECTION 18. SUCCESSORS
            ----------

      All the covenants and provisions of this Agreement by or for the benefit of the Fund or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 19. AMENDMENT
            ---------

      This Agreement may be amended or modified by a written amendment executed by both parties hereto.

SECTION 20. SEVERABILITY
            ------------

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 21. GOVERNING LAW
            -------------

      This Agreement shall be governed by the laws of the State of Delaware.

SECTION 22. FORCE MAJEURE.
            --------------


      Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest, however, that a party may only rely on this provision to excuse performance for a commercially reasonable time to cure such cause of its inability to perform. The Transfer Agent has a Business Continuity Plan in place that meets industry standards.

SECTION 23. DAMAGES.
            --------

NO PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISION OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.


SECTION 24. DESCRIPTIVE HEADINGS.
            ---------------------

      Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 25. THIRD PARTY BENEFICIARIES.
            --------------------------

      The provisions of this Agreement are intended to benefit only the Transfer Agent and the Fund and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

SECTION 26. SURVIVAL.
            ---------

      All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

SECTION 27. MERGER OF AGREEMENT.
            --------------------

      This agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

SECTION 28. COUNTERPARTS.
            -------------

      This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 29. PRIORITIES.
            -----------

           In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.


            AMERICAN STRATEGIC INCOME PORTFOLIO

            AMERICAN STRATEGIC INCOME PORTFOLIO II

            AMERICAN STRATEGIC INCOME PORTFOLIO III

            AMERICAN MUNICIPAL TERM TRUST III

            MINNESOTA MUNICIPAL TERM TRUST II

            MINNESOTA MUNICIPAL INCOME PORTFOLIO

            AMERICAN SELECT PORTFOLIO

            AMERICAN MUNICIPAL INCOME PORTFOLIO

            AMERICAN INCOME FUND, INC.

            FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II, INC.



                                      By: /s/Robert H. Nelson
                                          ----------------------

                                      Name:  Robert H. Nelson
                                           ---------------------

                                      Title: Treasurer
                                            --------------------


                                 EQUISERVE, INC.
                              EQUISERVE TRUST COMPANY, N.A.

                              ON BEHALF OF BOTH ENTITIES:

                              By: /s/Dennis V. Moccia
                                 ---------------------------------
                              Name:  Dennis V. Moccia
                                    ------------------------------
                              Title: Managing Director
                                    -----------------------------

                                    EXHIBIT A




        AMERICAN STRATEGIC INCOME PORTFOLIO (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

      AMERICAN STRATEGIC INCOME PORTFOLIO II (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

      AMERICAN STRATEGIC INCOME PORTFOLIO III (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

            AMERICAN MUNICIPAL TERM TRUST III (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

            MINNESOTA MUNICIPAL TERM TRUST II (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

          MINNESOTA MUNICIPAL INCOME PORTFOLIO (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

                AMERICAN SELECT PORTFOLIO (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

        AMERICAN MUNICIPAL INCOME PORTFOLIO (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: MINNESOTA)

            AMERICAN INCOME FUND, INC. (PAR VALUE $.01 PER SHARE)
                       (STATE OF INCORPORATION: VIRGINIA)

               FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND, II
                       (STATE OF INCORPORATION: MINNESOTA)

                                    EXHIBIT B



                            FEE AND SERVICE SCHEDULE
                           FOR STOCK TRANSFER SERVICES

                                     BETWEEN

                       AMERICAN STRATEGIC INCOME PORTFOLIO
                    AMERICAN STRATEGIC INCOME PORTFOLIO II
                   AMERICAN STRATEGIC INCOME PORTFOLIO III
      AMERICAN MUNICIPAL TERM TRUST III
      MINNESOTA MUNICIPAL TERM TRUST II
      MINNESOTA MUNICIPAL INCOME PORTFOLIO

AMERICAN SELECT PORTFOLIO
                       AMERICAN MUNICIPAL INCOME PORTFOLIO
                           AMERICAN INCOME FUND, INC.
                FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II



                                       AND



EQUISERVE, INC.

                                       AND

                          EQUISERVE TRUST COMPANY, N.A.


TERM

This Fee and Service Schedule is by and between, EquiServe, Inc. and EquiServe Trust Company, N.A. (collectively, the "Transfer Agent") and U.S. Bancorp Asset Management hereinafter referred to as ("the Customer"), whereby the Transfer Agent will perform the following services for the Each of the Funds of the Customer.

The term of this Fee and Service Schedule shall be for a period of THREE (3) YEARS, commencing from OCTOBER 1, 2002 the effective date of this Fee and Service Schedule (the "Initial Term").

FEES AND SERVICES
TRANSFER AGENT AND REGISTRAR FEE
--------------------------------
$1,648.00   Monthly Stock Transfer/Registrar -
$    6.50   Per open account, per fund
$    2.50   Per closed account, per fund

            Includes the standard Transfer Agent and Registrar services as stated in the following sections:

      ADMINISTRATIVE SERVICES
      -----------------------
      o Annual administrative services as Transfer Agent and Registrar for each of the funds of the Customer
      o  Assignment of Account Manager
      o Remote inquiry access to the Customer records via PC or terminal with telecommunication software

      ACCOUNT MAINTENANCE
      -------------------
      o Maintaining record shareholder accounts per year to be billed at $6.50 each per year, to include the following services:
      o  Processing of new shareholder accounts
      o  Posting and acknowledging address changes
      o  Processing other routine file maintenance adjustments
      o Posting all transactions, including debit and credit certificates to the stockholder file
      o  Researching and responding to all registered shareholder inquiries
      o  Responding to requests for audit confirmations

      ROUTINE CERTIFICATE ISSUANCE, PER FUND
      --------------------------------------
      o Issuance, cancellation and registration of up to 1,000 certificates per year, per fund (EXCESS TO BE BILLED AT $1.50 EACH) to include the following services:
      o  Production and mailing of daily transfer reports
      o Processing of all legal transfers including New York window and mail items
      o  Combining certificates into large and/or smaller denominations
      o  Replacing lost certificates
      o  Placing, maintaining and removing stop-transfer notations

      SPECIAL CERTIFICATE ISSUANCE
      ----------------------------
      o The processing of up to 50 stock option issuances, per fund to include DWAC processing, where required, per annum, additional to be billed at $15.00 per stock option issuance
      o The processing of up to 50 restricted transfers, per fund per annum, additional to be billed at $20.00 per restricted transfer

      ANNUAL MEETING SERVICES, PER FUND
      ---------------------------------
      o  Preparing a full stockholder list as of the Annual Meeting Record Date
      o  Addressing proxy cards for all registered shareholders
      o Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders
      o  Receiving, opening and examining returned proxies
      o  Writing in connection  with unsigned or improperly  executed  proxies
      o  Providing summary reports on status of tabulation on a daily basis
      o Tabulating returned proxies to include up to four (4) proposals, excess to be billed at $0.03 per account, per proposal
      o  Provide on-line access to proxy vote status
      o Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)
      o Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

      MAILING, REPORTING AND MISCELLANEOUS SERVICES, PER FUND
      -------------------------------------------------------
      o Addressing and enclosing Quarterly Reports, three (3) per annum for registered shareholders
      o Preparing a full Statistical Report to reflect shareholder base by geographic residence code, class code, and share group, two (2) per Fund per annum
      o  Preparing a full stockholder list, four (4) per Fund per annum
      o  Preparing a set of labels, four (4) per Fund per annum
      o  Providing six (6) standard reports per annum, at Customer's discretion
      o Coding "multiple" accounts at a single household to suppress duplicate mailings of reports

      DIVIDEND SERVICE, PER FUND
      --------------------------
      As Dividend Disbursing Agent and Paying Agent, the Transfer Agent, will perform the dividend related services indicated below, pursuant to the following terms and conditions:

      o Checks to be drawn on EquiServe, Inc. and all funds must be received before or on mailing date 11:00 A.M., EASTERN TIME via Federal Funds Wire, ACH or EquiServe, Inc. Demand Deposit Account debit
      o Preparing and mailing quarterly dividends with an additional enclosure with each dividend check
      o  Preparing a hard copy dividend list as of each dividend record date
      o  Preparing  and  filing  Federal  Information  Returns  (Form  1099)  of dividends paid in a year and mailing a statement to each stockholder
      o  Preparing and filing State  Information  Returns of dividends paid in a year to stockholders resident within such state

      o Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
      o  Replacing lost dividend checks
      o  Reconciling paid and outstanding checks
      o Coding "undeliverable" accounts to suppress mailing dividend checks to same
      o  Processing and recordkeeping of accumulated uncashed dividends
      o  Furnishing requested dividend information to stockholders
      o Performing the following duties as required by the Interest and Dividend Tax Compliance Act of 1983:
         o Withholding tax from shareholder accounts not in compliance with the provisions of the Act
         o Reconciling and reporting taxes withheld, including additional 1099 reporting requirements, to the Internal Revenue Service
         o  Responding to shareholder inquiries regarding the Regulations
         o Mailing to new accounts who have had taxes withheld, to inform them of procedures to be followed to curtail subsequent back-up withholding
         o Performing shareholder file adjustments to reflect certification of accounts

      DIVIDEND REINVESTMENT SERVICES, PER FUND
      ----------------------------------------

      As Administrator of your original issue Dividend Reinvestment and Stock Purchase Plan ("DRP"), the Transfer Agent will perform the following DRP related services:

         o  Investing   Dividend   Reinvestment   and  Optional  Cash  Purchases
            quarterly
         o  Reinvestment   and/or  cash  investment   transactions  of  Dividend
            Reinvestment Plan participant accounts
         o Preparing and mailing a dividend reinvestment detailed statement with an additional enclosure to each Dividend Reinvestment Plan participant
         o  Processing automatic monthly investments via ACH
         o Preparing and mailing a cash investment detailed statement with an additional enclosure to each Dividend Reinvestment participant
         o  Maintaining DRP accounts and establishing new participant accounts
         o  Processing termination and withdrawal requests
         o Supplying summary reports for each reinvestment/investment to the Customer
         o  Certificate depository
         o  Handling stockholder and customer inquiries concerning the Plan
         o Preparing and mailing Form 1099 to participants, including DRP participants and related filings with the IRS

ITEMS NOT COVERED


ADDITIONAL SERVICES

Items not included in the fees and services set forth in this Fee and Service
Schedule including, but not limited to, services associated with the payment of a stock dividend, stock split, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.

BILLING DEFINITION OF NUMBER OF ACCOUNTS
----------------------------------------

For billing purposes, the number of accounts will be based on open and closed accounts on file at the beginning of each billing period, plus any new accounts added during that period.

                                   ACCEPTANCE



In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.


AMERICAN STRATEGIC INCOME PORTFOLIO
AMERICAN STRATEGIC INCOME PORTFOLIO II
AMERICAN STRATEGIC INCOME PORTFOLIO III
      AMERICAN MUNICIPAL TERM TRUST III
      MINNESOTA MUNICIPAL TERM TRUST II
      MINNESOTA MUNICIPAL INCOME PORTFOLIO

AMERICAN SELECT PORTFOLIO
AMERICAN MUNICIPAL INCOME PORTFOLIO
AMERICAN INCOME FUND, INC.
FIRST AMERICAN MINNESOTA MUNICIPAL INCOME FUND II




By: /s/ Robert H. Nelson
   ---------------------------------
Name:   Robert H. Nelson
     -------------------------------
Title:  Treasurer
        ----------------------------------


EQUISERVE, INC.
EQUISERVE  TRUST COMPANY, N. A.

ON BEHALF OF BOTH ENTITIES:


By: /s/ Dennis V. Moccia
   ---------------------------------
Name:   Dennis V. Moccia
      ------------------------------
Title:  Managing Director
        ----------------------------








THIS FEE AND SERVICE SCHEDULE SHALL SERVE AS AN ATTACHMENT TO THE TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT DATED OCTOBER 1, 2002.

                                    EXHIBIT A
                             OUT OF POCKET EXPENSES

Out of pocket expenses associated with, but not limited to, the following are NOT included in the fees quoted in this Fee and Service Schedule and are billable as incurred.
POSTAGE (Outgoing and Business Reply)
ENVELOPES
LABELS
FORMS AND STATIONERY AND PROXY CARDS
FULFILLMENT i.e., transfer packages, new account packages
PROXY PROOF SET-UP
RECORD RETENTION
INSURANCE PREMIUMS (Mailing certificates)
DELIVERY AND FREIGHT CHARGES (including overnight delivery; Airborne Express, FedEx, etc.)
TYPESETTING (proxy cards, due diligence mailings, etc.)
PRINTING (proxy cards, etc.)
DESTRUCTION OF EXCESS/OBSOLETE MATERIAL
DTC TRADE TRANSACTION EXPENSES (Treasury buybacks, etc.)
CUSTODY SETTLEMENT CHARGES TELEPHONE USAGE AND LINE EXPENSES
LOST SHAREHOLDER PROGRAM DATABASE SEARCH

PLEASE NOTE:

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

   SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of services are required to be performed after-business hours due to late delivery of material for mailings to shareholders by the Customer unless the mail date is rescheduled. Exhibit B provides the Specifications for packing and shipping materials to EquiServe.

                                    EXHIBIT B
[ICON OMITTED][LOGO OMITTED]

SPECIFICATIONS FOR PACKING AND SHIPPING MATERIALS TO EQUISERVE


Revised 1/16/2001

PLEASE FOLLOW THESE PACKING AND SHIPPING GUIDELINES TO HELP US HANDLE YOUR MATERIALS MOST EFFICIENTLY. FOR SPECIFICS CONCERNING YOUR COMPANY'S MAILING, PLEASE CONTACT YOUR CLIENT SERVICES TEAM.
o  DELIVERY TIMING:
   ----------------
   Please ship your materials to arrive according to the schedule listed below. Some larger mailings will require more time. If more time is needed, our client service team will work with you to schedule the appropriate amount of time for processing your mailing.

   1 - 10,000         Noon 2 business days prior to the mail date
   10,000 - 25,000    By 5 p.m. 3 business days prior to the mail date
   25,000 - 50,000    By 5 p.m. 4 business days prior to the mail date
   50,001 +           Acct. Manager will establish delivery schedule with Client and Output Services

o  SHIPPING ADDRESSES:
   -------------------
      EQUISERVE: Raritan Center, 118 Fernwood Avenue, Edison NJ 08837-3857 OUTPUT TECHNOLOGY SOLUTIONS: Eastern Region, 46 Harvard Street,
      Westwood MA      02090-2398
      OUTPUT TECHNOLOGY SOLUTIONS: Hartford Region, 125 Ellington Road, So. Windsor CT 06074-4112
      CIC: 130 Commerce Road, Carlstadt NJ 07072
      STANDARD REGISTER: Parker Warehouse, 21 Parker Drive, Avon, MA 02322

o  RECEIVING HOURS:
   ----------------
   Monday through Friday, 8:00a.m. to 4:00 p.m.
WITH ADVANCE NOTICE, WE OFFER EXTENDED DOCK HOURS DURING PROXY SEASON. TO ARRANGE EXTENDED HOURS (AFTER 4:00 P.M. AND WEEKENDS) PLEASE CONTACT YOUR CLIENT SERVICES TEAM.

o  DOCUMENTATION:
   --------------
   Every shipment, including courier deliveries, needs proper documentation. A delivery receipt AND a packing list. Both should include the following information:

      1.    NAME OF CLIENT
      2.    DESCRIPTION OF MATERIAL
      3.    SKU OR FORM NUMBER (SEE ATTACHED)
      4.    TOTAL NUMBER OF BOXES/PACKAGES DELIVERED
      5.    QUANTITY PER BOX/PACKAGE
      6.    TOTAL NUMBER OF PIECES DELIVERED/VOLUME
      7.    IDENTIFICATION OF PARTIAL SHIPMENT
      8.    PURCHASE ORDER NUMBER IF AVAILABLE

   EACH BOX MUST BE MARKED WITH THE CLIENT NAME, MATERIAL DESCRIPTION, SKU #, QUANTITY PER BOX, BOX # AND TOTAL # OF BOXES.

   *You can prepare one document and make copies to use for both purposes. Attach the packing list to the outside of one box in an envelope or plastic pouch.

PACKING POINTERS:
-----------------
   Do not shrink-wrap materials individually or in bundles. This includes Annual Reports.
   Use only paper bands if sending banded material. Please do not use string, strapping or rubber bands.
   When bundling or grouping material, please make sure that ALL pieces in the bundle or group face in the same direction.
   Box or package each type of enclosure separately. DO NOT MIX ENCLOSURES IN CARTONS.
   Label cartons to show the type of material and number of pieces.
   Attach a sample of the material to the outside of each carton.
   Maximum weight per carton should not exceed 50 lbs.

o  QUARTERLY REPORTS, FOLDED PROXY STATEMENTS AND NEWSLETTERS:
   -----------------------------------------------------------
   Folded material must be "C" fold or Barrel fold. DO NOT have any enclosure "Z" folded.
   Paper-band material in groups of 50 to 100.
   Use paper bands that are at least 2 1/2 to 3 inches wide.
   Place cardboard sheets between each layer.
   To eliminate the need for cardboard, you can crisscross the groups of reports or statements.

o  ANNUAL REPORTS AND FLAT PROXY STATEMENTS:
   -----------------------------------------
   Layer in groups of 50 Annual Reports.
   DO NOT SHRINK-WRAP INDIVIDUAL PIECES OR GROUPS OF PIECES.
   Place cardboard sheets between each layer.
   To eliminate the need for cardboard, you can crisscross the groups of reports or statements.
   DO NOT PLACE LAYERS OF PAPER OR CARDBOARD BETWEEN INDIVIDUAL REPORTS.

o  USING SKIDS:
   ------------
      Place only one type of material on each skid. If you load cartons on a skid, each carton should contain the same number of pieces.

   Maximum skid size:         40" x 48"
   Maximum height:            54" - including pallet
   Maximum weight:            3,000 lbs.

      Pallet must be forklift accessible on the 40" side. Pallet should be stretch-wrapped to prevent spillage of contents.

o  USING SKID PACKS OR POWER PACKS:
   --------------------------------
      Most printers are able to wrap material neatly and securely on skids without using cartons. We strongly recommend this packing method, especially for clients with shareholder bases of more than 40,000. Please do not shrink-wrap material in bundles.

   Skid packs, also known as Power packs or Gaylords, cut expenses and processing time. Unnecessary cartons cost money, delay processing and must be disposed of for recycling. Skid packs can be used for nearly any kind of mailing enclosure, including quarterly and annual reports, proxy statements and newsletters.

   USING SKID PACKS OR POWER PACKS (CONTINUED) :
   ---------------------------------------------
   Ship only 90% of your material on skid packs. Ship the remaining 10% in cartons. We will use the skid packs first for better inventory control and easier return shipping of leftover material.

   Have your printer stretch-wrap the cardboard sides of each skid pack for added protection against inclement weather. (Don't shrink-wrap individual items or bundles of items.)

o SURPLUS MATERIAL: We regret that we do not have warehousing facilities to store surplus material after your mail date. Please let your client service team know BEFORE your mailing whether you would like us to dispose of your material or ship it back at your expense.

   Special arrangements can be made by contacting your client services team.



                             SKU NUMBER INFORMATION

WHAT IS A SKU NUMBER?
A SKU NUMBER IS A UNIQUE STOCK KEEPING UNIT NUMBER ASSIGNED AND PRINTED ON EACH DIFFERENT TYPE OF MATERIAL MAILED. IT IS ANTICIPATED THAT ALL PRINT VENDORS WILL BEGIN INCORPORATING UNIQUE AND DIFFERENT STOCK KEEPING UNIT NUMBERS ON ALL MATERIAL DELIVERED TO PRINT/MAIL LOCATIONS.

WHY UTILIZE SKU NUMBERS?
IN AN EFFORT TO CONTINUOUSLY IMPROVE SERVICE TO OUR MUTUAL CLIENTS, ENHANCED QUALITY CONTROL PRACTICES FOR INVENTORY TRACKING PURPOSES HAVE BEEN IMPLEMENTED AT PRINT/MAIL LOCATIONS. IMPROVED CLIENT SPECIFIC INVENTORY TRACKING IS MADE POSSIBLE THROUGH THE IDENTIFICATION OF A UNIQUE STOCK TRACKING NUMBER BY PRINTERS.

WHO ASSIGNS THE SKU NUMBER?
THE RECOMMENDED SKU NUMBER PATTERN IS AS FOLLOWS: COMPANY NUMBER OR ISSUE ID (CLIENT IDENTIFICATION NUMBERS) FOLLOWED BY THE SPECIFIC MATERIAL ABBREVIATION, AND THE CURRENT YEAR. THIS NUMBER WILL BE COMMUNICATED BY THE CLIENT FOR WHOM THE MATERIAL IS BEING PRINTED, AND ASSIGNED BY THE ACCOUNT ADMINISTRATOR AT EQUISERVE. IF YOU NEED ADDITIONAL INFORMATION ON A SKU NUMBER, PLEASE CONTACT THE ACCOUNT ADMINISTRATOR AT EQUISERVE (781) 575-2000.

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

      SAMPLE SKU NUMBER PATTERNS:
      ---------------------------

      THE ABC COMPANY 2000 ANNUAL REPORT  "0707-AR-01"

XYZ COMPANY FINANCIAL 2000 PROXY STATEMENT      "XYZCM-PS-01"


ARE THERE SPECIFIC LIMITATIONS AND PRINTING CONSIDERATIONS? YES!

o     Character limitation of 15 spaces.

o     Dashes recommended (to better separate key information).

o     Each dash represents a character limitation.

o     Position of number:

            BOOKLET STYLE MATERIAL; REVERSE SIDE OF DOCUMENT, LOWER RIGHT
      CORNER.


            ONE PAGE MATERIAL; FRONT OF DOCUMENT, LOWER RIGHT CORNER.


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